TO ALL WHOM THESE PRESENTS SHALL COME, GREETING: EXELON GENERATION COMPANY, LLC I, Leigh M. Chapman, Acting Secretary of the Commonwealth of Pennsylvania, do hereby certify that the foregoing and annexed is a true and correct copy of Amendment filed on Jan 18, 2022 Effective Feb 1, 2022 - Pages (3) which appear of record in this department. Certification Number: TSC220118172922-1 Verify this certificate online at http://www.corporations.pa.gov/orders/verify C O M M O N W E A L T H O F P E N N S Y L V A N I A D E P A R T M E N T O F S T A T E 01/18/2022